IN THE CIRCUIT COURT OF THE THIRTEENTH JUDICIAL CIRCUIT

IN AND FOR HILLSBOROUGH COUNTY, FLORIDA

CASE NO. 04 04193

DIVISION H

SRI/SURGICAL EXPRESS, INC.,

f/k/a STERILE RECOVERIES, INC.,

Plaintiff,

vs.

COASTAL HILLSBOROUGH

PARTNERS, L.L.P.,

            Defendant.

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STIPULATION OF THE PARTIES

Pursuant to the Mediation Conference held on the 14th day of October 2005, the parties have agreed to abide by the following:

1. SRI will purchase the subject leased property for the stipulated market price of $5,300,000.00 net to Coastal at closing.

2. Closing to be on or before December 13, 2005.

3. The parties will bear their own fees and costs.

4. The parties will exchange releases at closing.

5. The suit and counterclaim shall be dismissed with prejudice at closing.

6. Rent will be payable through date of closing.

7. SRI to designate closing agent.

8. Coastal will pay any swap fees.

THIS STIPULATION SHALL BE FILED WHEN REQUIRED BY LAW OR WITH THE PARTIES CONSENT. IF THE AGREEMENT IS NOT FILED, A JOINT NOTICE OF DISMISSAL SHALL BE FILED.

THIS STIPULATION BECOMES BINDING UPON THE PARTIES BY THEIR EXECUTION AND THAT OF THEIR COUNSEL.

/s/ Robert E.V. Kelly, Jr. for	By:	/s/ Christopher Carlton, CEO
MARK M. WALL, ESQUIRE Hill, Ward & Henderson, P.A. 101 E. Kennedy Boulevard, Suite 3700		SRI/SURGICAL EXPRESS, INC. Plaintiff
Post Office Box 2231 Tampa, Florida 33560		CHRISTOPHER CARLTON
813-221-3900		PRINT NAME

/s/ F. W. Pope, Jr.		COASTAL HILLSBOROUGH PARTNERS, LLP
F. WALLACE POPE, JR.
Johnson, Pope, Boker, Ruppel & Burns, P.A.		/s/ Joel Traub
911 Chestnut Street		DEFENDANT
Clearwater, Florida 33756 727-461-1818		JOEL TRAUB
PRINT NAME

/s/ James A. Helinger, Jr.
JAMES A. HELINGER, JR. MEDIATOR 814 Chestnut Street Clearwater, Florida 33756 727-443-5373 FBN: 00145200 CERTIFICATION NO. 12262 R

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